Exhibit 10.18

EXECUTION COPY

THE BANK OF NOVA SCOTIA
One Liberty Plaza, 25th Floor
New York, New York 10006

March 19, 2009

AMI Doduco, Inc.
Murray Corporate Park
1003 Corporate Drive
Export, PA 15362

AMI Doduco Espana, S.L.
Calle Manises 1
Pozuelo de Alarcón
28224
Madrid, Spain

AMI Doduco GmbH
Im Altgefall 12
75181 Pforzheim
Germany

AMI Doduco (Mexico) S. de R.L. de C.V.
22, 23 and 24 of calle de Proton,
Colonia Parque Industrial Naucalpan,
C.P. 53489
Mexico

Re:	Amended and Restated Fee Consignment and/or Purchase of Silver Agreement, dated as of August 4, 2006, as amended

          Reference is made to the Amended and Restated Fee Consignment and/or Purchase of Silver Agreement dated August 4, 2006, as amended (the “Consignment Agreement”), among The Bank of Nova Scotia (“Scotiabank”), AMI Doduco, Inc., AMI Doduco Espana, S.L. and AMI Doduco GmbH (collectively, the “Consignees”). The obligations of the Consignees under the Consignment Agreement are guaranteed pursuant to that Guarantee dated September 8, 2006 (the “Guarantee”), by Technitrol, Inc. (“Technitrol”, and together with the Consignees, the “Borrower Parties”). Any term used herein and not otherwise defined shall have the meaning ascribed to it in the Consignment Agreement (as amended hereby).

          WHEREAS, the Borrower Parties, together with certain of their affiliates, are entering into the Credit Agreement, as amended and restated as of the date hereof (the “Credit

Agreement”), among JPMorgan Chase Bank, N.A., and the lenders party thereto, providing for the grant of security, among other things; and

          WHEREAS, in connection with the Credit Agreement, Scotiabank has agreed to amend the Original Agreement subject to the terms and conditions set forth herein (this “Amendment”).

          NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          I.          AMENDMENTS

          A.          As used in the Consignment Agreement and the Guarantee, the defined term “Consignees” shall in every instance include AMI Doduco México S. de R.L. de C.V.

          B.          Paragraph 1 of the Consignment Agreement is hereby amended and restated in its entirety as follows:

1.          Availability. Precious Metals delivered and held on consignment hereunder from time to time by the Consignees shall not at any time exceed the lesser of: (i) Nine Million (9,000,000) troy ounces of silver; provided, however, that commencing August 31, 2009, such amount shall be Seven Million (7,000,000) troy ounces of silver; and (ii) One Hundred Sixty-Five Million U.S. Dollars ($165,000,000 U.S.) (such $165,000,000 U.S. being the “Maximum Dollar Limit”).

C. Paragraph 9 of the Consignment Agreement is hereby amended by adding a sentence to end thereof as follows:

“Prior to purchase thereof from Scotiabank, each Consignee (i) will maintain possession of the silver delivered to it by Scotiabank in the country where so delivered, and (ii) may not transfer possession or control to any other Consignee or Person without prior consent of Scotiabank.”

D. The last paragraph of Paragraph 12 of the Consignment Agreement is hereby amended and restated as follows:

“(a) Any and all silver, gold, platinum, palladium and rhodium in all forms and of every kind, nature and description consigned or to be consigned by The Bank of Nova Scotia to [debtor], whether in raw form, embedded into finished goods or commingled with other goods (the “Metals”), together with all proceeds thereof (other than proceeds of any goods containing such Metals, which proceeds are covered by clause (b) below), and (b) accounts arising from the sale of any goods containing any such Metals, but only to the extent any such accounts are attributable to the value of the Metals embedded in such goods.”

E. Paragraph 17 of the Consignment Agreement is hereby amended by adding subparagraph (l) as follows:

(l)          the occurrence of any breach by the Administrative Agent or the Lenders (as defined in the Credit Agreement) under that certain letter agreement made by JPMorgan Chase Bank N.A. in favor of Scotiabank, dated as of February 19, 2009, acknowledging Scotiabank’s priority in the Precious Metal;

II. CONDITIONS PRECEDENT

Notwithstanding anything herein to the contrary, Section I of this Amendment shall become effective only upon satisfaction of each of the following conditions:

A. Borrower Parties shall have delivered to Agent a fully executed original of this Amendment.

          B.          JPMorgan Chase Bank N.A. as administrative agent under the Credit Agreement shall have executed and delivered to Scotiabank the letter agreement acknowledging Scotiabank’s priority in the Precious Metal, in the form attached hereto as Exhibit A.

C. The representations and warranties in Article IV hereof shall be true and correct as of the date hereof.

III. COVENANTS

          A.          Borrower Parties shall use reasonable efforts to cause all of its other consignors of precious, semi-precious or other metals to enter into intercreditor arrangements with Scotiabank on terms and conditions satisfactory to it in all respects no later than 30 days after the date of this Amendment.

          B.          Borrower Parties shall have taken all steps deemed by Scotiabank necessary and desirable to perfect Scotiabank’s security interest in the Precious Metal consigned to AMI Doduco (México) S. de R.L. de C.V. no later than 30 days after the date of this Amendment.

IV. REPRESENTATIONS AND WARRANTIES

Each Borrower Party hereby represents and warrants to Scotiabank as of the date hereof as follows:

          A.          The execution, delivery and performance by each such Person of this Amendment and the transactions contemplated hereby (a) are within such Person’s corporate or company power; (b) have been duly authorized by all corporate or other necessary action; (c) are not in contravention of any provision of such Person’s certificate of incorporation, bylaws or other documents of organization; (d) do not violate any law or regulation, or any order or decree of any governmental body; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its respective property is bound; (f) do not result in the creation or imposition of any lien upon such Person’s property; and (g) do not require the consent or approval of any governmental body or any other Person.

          B.         This Amendment has been duly executed and delivered by each Borrower Party and constitutes the legal, valid and binding obligation of each such Person, enforceable in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general.

          C.          Each representation and warranty of each Borrower Party contained in the Consignment Agreement is true and correct on the date hereof and will be true and correct on the date hereof in all material respects (except to the extent such representation or warranty expressly relates to an earlier date, in which case such representation and warranty is true and correct in all material respects on and as of such earlier date).

          D.          Immediately prior to and after giving effect to the transactions contemplated by this Amendment, no Event of Default has occurred and is continuing under the Consignment Agreement.

          VI.         TECHNITROL’S CONSENT

          Technitrol hereby consents to this Amendment and the transactions contemplated hereby and hereby restates, ratifies and confirms its guaranty of the prompt payment of the obligations of the Borrower Parties pursuant to the Guarantee, in all respects, after giving effect to the amendment set forth herein and the consummation of the transactions contemplated hereby. Although Technitrol has been informed of the matters set forth herein and has acknowledged and consented to the same, Technitrol understands and agrees that Scotiabank has no obligation to inform Technitrol of such matters in the future or to seek Technitrol’s acknowledgment, consent or agreement to future amendments, consents or waivers, and nothing herein shall create such duty.

          VII.       MISCELLANEOUS

          A.          Each Borrower Party acknowledges and confirms to Scotiabank that the Consignment Agreement shall remain in full force and effect and, after giving effect to this Amendment, each Borrower Party hereby ratifies and affirms the Consignment Agreement as amended hereby.

          B.          Each Borrower Party acknowledges and reaffirms to Scotiabank that (i) the liens granted to Agent for the benefit of Scotiabank under the Consignment Agreement remain in full force and effect and shall continue to secure the obligations of Borrower Parties arising under the Consignment Agreement, as hereby amended, and (ii) the validity, perfection or priority of the liens in favor of Scotiabank will not be impaired by the execution and delivery of this Amendment.

          C.          Each Borrower Party acknowledges and agrees that Scotiabank shall not have waived or shall be deemed to have waived any of its rights or remedies under the Consignment Agreement which document shall remain in full force and effect in accordance with their terms.

          D.          In consideration of, and contemporaneous with, the amendments contained in Article I hereof, Borrowers shall be jointly and severally responsible for the prompt payment of and, upon demand, shall promptly reimburse Scotiabank for all of its out-of-pocket costs and expenses related to the preparation, negotiation, execution and enforcement of this Amendment (including, without limitation, the reasonable fees and disbursements of legal counsel).

          F.          This Amendment may be executed in any number of counterparts, including by telecopy, and by the various parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          G.          THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO.

[Signature page follows]

          IN WITNESS WHEREOF, each of the parties hereto, by their officers duly authorized, has executed this Amendment as of the date first above written.

AMI DODUCO, INC.

By:	/s/ Drew A. Moyer

Name: Drew A. Moyer
Title: President

AMI DODUCO ESPANA, S.L.

By:	/s/ Drew A. Moyer

Name: Drew A. Moyer
Title: President

AMI DODUCO GMBH

By:	/s/ Drew A. Moyer

Name: Drew A. Moyer
Title: Director

AMI DODUCO (MÉXICO) S. DE R.L. DE C.V.

By:	/s/ Drew A. Moyer

Name: Drew A. Moyer
Title: Director

TECHNITROL, INC.

By:	/s/ Drew A. Moyer

Name: Drew A. Moyer
Title: CFO / Senior Vice President

THE BANK OF NOVA SCOTIA

/s/ THE BANK OF NOVA SCOTIA